UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP MARCATO INTERNATIONAL MASTER FUND LTD. MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP SCOTT O. BERGREN RICHARD T. MCGUIRE III SAM ROVIT EMIL LEE SANDERS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 24, 2017, Marcato Capital Management LP and certain affiliates issued the following press release, which was also posted on http://www.winningatwildwings.com:

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS BUFFALO WILD WINGS SHAREHOLDERS VOTE MARCATO’S WHITE PROXY CARD “FOR” MARCATO’S NOMINEES SCOTT BERGREN, SAM ROVIT AND MICK MCGUIRE

Report Notes Company has “Lost Its Way” and is Engaging in “Gamesmanship”

Marcato Urges BWLD Shareholders to Vote WHITE for ALL FOUR of its Highly-Qualified Nominees

San Francisco – May 24, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 9.9% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“Buffalo Wild Wings” or the “Company”), today announced that Institutional Shareholder Services Inc. (“ISS”), the nation’s leading independent proxy advisory firm, has recommended that Buffalo Wild Wings shareholders vote FOR the election of Marcato’s highly-qualified director nominees – Scott Bergren, Sam Rovit and Mick McGuire – on the WHITE proxy card in connection with Buffalo Wild Wings’ Annual Meeting on June 2, 2017.

Mick McGuire, Managing Partner of Marcato, said, “We are pleased that ISS recognizes further change on Buffalo Wild Wings’ Board is needed and greater shareholder oversight would help increase Board accountability and avoid any delays in the implementation of strategic projects. ISS’s independent recommendation further underscores our view that new voices and fresh perspectives are urgently required in the BWLD boardroom.

“Marcato’s four highly-qualified nominees have the right combination of operational, strategic and financial expertise required to return the Company to a path of growth and equity value creation. We urge shareholders to vote the WHITE proxy card in favor of ALL FOUR of Marcato’s nominees, who if elected, pledge to work constructively with the current Board and management team to generate meaningful, long-term value for the benefit of all BWLD shareholders.”

In making its recommendation, ISS noted*:

•	“[T]he dissident – whose campaign appears to have instilled a greater sense of urgency to the board – has presented a compelling case that additional change is warranted at this time.”

•	“With the presence of McGuire, Bergren, and Rovit on the board, the dissident will have a sufficient voice to continue to push for appropriate changes at the company.”

•
“[I]ncreased shareholder oversight would be a powerful tool to ensure that the board increases its accountability and avoids any delays in the implementation of strategic projects. In that sense, it appears prudent to add McGuire, who represents the company's third largest shareholder, to the board.”

•
“Bergren's industry knowledge was evident in our discussion with the nominee…the company would clearly benefit from the operational experience of a former CEO in the casual dining space. Moreover, his experience expanding Pizza Hut into international markets is clearly relevant to the company's goal to continue to build a strong presence outside the US.”

ISS highlighted the ways in which Buffalo Wild Wings has “lost its way” under the current Board:

•
“[O]ver the past two years it appears that the company has lost its way. Facing traffic problems, which were aggravated by management's decision to pass cost increases to consumers in 2015, the company appears to have decided in 2016 to sustain top line growth with store acquisitions and promotional activities. As a result of these efforts, both adjusted EBITDA margin and return on invested capital declined over this period—the opposite of what happened to the majority of the company's casual dining peers over the same period.”

•
“Moreover, many of the recent decisions regarding board refreshment, cost management, and capital structure optimization (leverage management, refranchising, and buybacks) appear to have been driven by the dissident's engagement with the company. The dissident even hired external consultants to analyze potential cost savings which were presented to the company approximately six months before management announced its own cost initiatives. Though the company blames the deterioration of fundamentals on industry headwinds, the refreshment of more than half the board appears to validate the dissident's concerns regarding company-specific problems.”

•
“The timeline of events - particularly the company's partial implementation of certain of the dissident's suggestions several months after these suggestions were made, and after the dissident announced it would nominate directors – seems to reflect a reactionary approach by the board. Moreover, certain decisions, such as the company's inclusion of Marcato nominee Rovit on the management slate, come across as gamesmanship rather than a proactive assessment of the facts and circumstances.”

ISS also focused on Buffalo Wild Wings’ underperformance relative to its peers and the positive impact Marcato’s campaign has had on the Company:

•	“[T]he company has recently begun to underperform, most notably over the one-year period, in which absolute TSR was negative.”

•
“TSR over the one-year period through July 22, 2016 was (18.1) percent, which was 13.8 percentage points below the peer median and 22.5 percentage points below the S&P 400 Restaurant Index. Extending the analysis through May 18, 2017, when this report was being prepared, the company's absolute performance improved from (18.1) percent to (10.5) percent. As the performance of peers and the index improved more substantially over this period, the company’s relative underperformance deteriorated to 21.0 percentage points worse than the peer median, and 35.3 percentage points worse than the index.”

•
“This analysis underscores the positive effect that the dissident campaign had over the company's TSR over a period in which the company continued to miss top line and bottom line forecasts despite previous downward revisions made by sell-side analysts. According to Bloomberg, from July 22, 2016 (the unaffected date), to May 18, 2017, this worsening of the company's fundamentals drove sell-side analysts to reduce their EBITDA expectations for 2018 and 2019 by 17.3 percent and 21.3 percent, respectively.”

Marcato encourages all BWLD shareholders to visit www.WinningAtWildWings.com to review information about Marcato's investment in Buffalo Wild Wings.

*Marcato has neither sought nor obtained consent from ISS to use previously published information in this press release.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please vote today by telephone, via the Internet or
by signing, dating and returning the enclosed WHITE proxy card.
Simply follow the easy instructions on the WHITE proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED
Shareholders May Call Toll-free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:
Please simply discard any Yellow proxy card that you may receive from Buffalo Wild Wings. Returning a Yellow proxy card – even if you “withhold” on the Company’s nominees – will revoke any vote you had previously submitted on Marcato’s
WHITE proxy card.

Media:
Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein
Gasthalter & Co.
(212) 257-4170

Investors:
Scott Winter/Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

FORWARD LOOKING STATEMENTS
The press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect Marcato’s views with respect to, among other things, future events and financial performance.  Forward-looking statements are subject to various risks and uncertainties and assumptions.  There can be no assurance that any idea or assumption herein is, or will be proven, correct.  If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
Marcato International Master Fund Ltd. (“Marcato International”), together with the other participants in Marcato International’s proxy solicitation, have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying WHITE proxy card to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Buffalo Wild Wings, Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Marcato International’s proxy solicitation. These materials and other materials filed by Marcato International with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato International with the SEC are also available, without charge, by directing a request to Marcato International’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of the Company (the “Common Stock”) and American style call options referencing an aggregate of 615,000 shares of Common Stock representing approximately 9.7% of the outstanding shares of Common Stock. As of the date hereof, Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock directly owned by Marcato International and Marcato Special Opportunities Fund and the shares of Common Stock underlying the call options held by Marcato International and, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock directly owned by Marcato International and Marcato Special Opportunities Fund and the shares of Common Stock underlying the call options held by Marcato International and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.